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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Karrington Health, Inc. of our report dated March 6, 1998, included in the 1997 Annual Report to Shareholders of Karrington Health, Inc.

Our audit also included the financial statement schedule of Karrington Health, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16971) pertaining to the 1996 Incentive Stock
Plan of our report dated March 6, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Karrington Health, Inc.



                                             Ernst & Young LLP

Columbus, Ohio
March 30, 1998